Exhibit 10.11

FIRST AMENDMENT TO THE

TAX RECEIVABLE AGREEMENT

This FIRST AMENDMENT (this “Amendment”) is made by the undersigned as of December 18, 2023 to amend the Tax Receivable Agreement (the “Agreement”), dated as of April 15, 2014, by and among Moelis & Company, a Delaware corporation (the “Corporation”), Moelis & Company Group LP, a Delaware limited partnership (the “Partnership”) and the Partners.

W I T N E S S E T H:

WHEREAS, the Agreement currently utilizes the London Interbank Offered Rate (“LIBOR”) for certain purposes, including the determination of the Agreed Rate, the Default Rate, and the Early Termination Rate;

WHEREAS, the administrator of LIBOR intends to discontinue publishing LIBOR, and as of July 1, 2023 LIBOR is no longer a widely recognized benchmark rate for newly originated loans in the U.S. loan market in U.S. dollars;

WHEREAS, pursuant to Section 7.06 of the Agreement, the Agreement may be amended in writing by each of the Corporation and the Partnership, and by Partners who would be entitled to receive at least two-thirds of the Early Termination Payments payable to all Partners hereunder if the Corporation had exercised its right of early termination under Section 4.01(a) of the Agreement on the date of the most recent Exchange prior to such amendment;

WHEREAS, the parties to the Agreement have determined to amend the Agreement to replace the use of LIBOR in the Agreement with the use of a replacement rate;

WHEREAS, as set forth in Exhibit A, this Amendment has been consented to by each of the Partners who would be entitled to receive at least two-thirds of the Early Termination Payments payable to all Partners hereunder if the Corporation had exercised its right of early termination under Section 4.01(a) of the Agreement on the date of the most recent Exchange prior to such amendment;

WHEREAS, except to the extent expressly further amended by this Amendment, the Agreement remains in full force and effect.

NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1. DEFINITIONS

Capitalized terms that are used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

ARTICLE 2. AMENDMENT

1. Article I, Definitions. The definition of “LIBOR” in Article I of the Agreement is deleted in its entirety.

2. The following definitions shall be added to Article I:

“CME Term SOFR” means for each month (or portion thereof) during any period, an interest rate per annum equal to the CME Term SOFR Reference Rates for a 1-month tenor, as published by the CME Term SOFR Administrator at approximately 5:00 a.m. U.S. Central Standard Time on the date two (2) calendar days prior to the first day of such period.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

3. All other references in the Agreement to “LIBOR” shall be replaced with “CME Term SOFR”.

ARTICLE 3. EFFECTIVENESS OF AMENDMENT

Upon execution by the Corporation, the Partnership, and the requisite Partners this Amendment shall be effective as of July 1, 2023. From and after the date hereof, each reference to the Agreement in any other instrument or document shall be deemed a reference to the Agreement as amended hereby unless the context otherwise requires.

ARTICLE 4. MISCELLANEOUS

4.1 No Other Amendments. The Agreement has not been amended other than by this Amendment and, as amended by this Amendment, the Agreement is and remains in full force and effect. In the event of any conflict between this Amendment and the Agreement, the terms of this Amendment shall prevail.

4.2 Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware (without regard to principles of conflicts of laws) to the extent not preempted by applicable Federal law.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first set forth above.

Moelis & Company

By: /s/ Osamu Watanabe

Name: Osamu Watanabe

Title: General Counsel

Moelis & Company Group LP

By: /s/ Osamu Watanabe

Name: Osamu Watanabe

Title: General Counsel

EXHIBIT A

FORM OF CONSENT

The undersigned Partner expressly agrees to the First Amendment to the Tax Receivable Agreement and the undersigned expressly acknowledges the Agreement has not been amended other than by this Amendment and, as amended by this Amendment, the Agreement is and remains in full force and effect.

Name:

Signature: